UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2007
CIRCUIT RESEARCH LABS, INC.

(Exact name of registrant as specified in its chapter)

Arizona (State or other jurisdiction of incorporation)	0-11353 (Commission File Number)	86-0344671 (IRS Employer Identification No.)
7970 S. Kyrene Rd.
Tempe, Arizona 85284

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (480) 403-8300
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.
(a) On July 20, 2007, McGladrey & Pullen, LLP notified Circuit Research Labs, Inc. (the “Company”) that it resigned as the Company’s independent registered public accounting firm effective July 20, 2007.
The audit report of McGladrey & Pullen, LLP on the Company’s consolidated financial statements as of and for the fiscal year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The McGladrey & Pullen, LLP audit report relating to its audit of the Company’s financial statements for the fiscal year ended December 31, 2006 included an emphasis paragraph relating to uncertainty as to the Company’s ability to continue as a going concern.
In connection with the audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2006 and through the date of McGladrey & Pullen, LLP’s resignation, there were: (1) no disagreements with McGladrey & Pullen, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to McGladrey & Pullen, LLP satisfaction, would have caused McGladrey & Pullen, LLP to make reference to the subject matter of the disagreement in connection with its report on the Company’s consolidated financial statements for such year and (2) no reportable events within the meaning set forth in Item 304(a)(1)(iv)(B) of Regulation S-B.
(b) The Company has engaged Semple,Marchal & Cooper, LLP as its new independent registered public accounting firm. The Company’s decision to engage Semple,Marchal &Cooper, LLP was approved by its Audit Committee on July 25, 2007. During the last two fiscal years and subsequent interim periods preceding their engagement, Semple,Marchal & Cooper, LLP was not consulted on any matter relating to accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements .

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
16.1 None.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIRCUIT RESEARCH LABS, INC.
Date: July 26, 2007	By:	/s/ Robert McMartin
		Name:	Robert McMartin
		Title:	Executive Vice President and Chief Financial Officer

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